Exhibit 99.1

NewMarket Corporation Announces Pricing of $350 million of 4.10% Senior Notes due 2022

Richmond, Va., December 13, 2012 — NewMarket Corporation (NYSE:NEU) announced today that it has priced its previously announced private offering of $350 million aggregate principal amount of 4.10% senior notes due 2022, at an issue price of 99.83%. NewMarket expects the private offering to close on or about December 20, 2012, subject to the satisfaction of customary closing conditions.

The notes will be senior unsecured obligations of NewMarket, will pay interest semi-annually and will be fully and unconditionally guaranteed on a senior unsecured basis by all of NewMarket’s existing and future domestic subsidiaries that guarantee its obligations under the credit agreement for its $650 million five-year senior unsecured revolving credit facility or any of its other indebtedness.

As previously announced, NewMarket intends to use the net proceeds from the offering to repay a portion of its borrowings under its revolving credit facility.

The notes are being offered and sold in the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and outside the United States in reliance on Regulation S under the Securities Act.

The notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the notes.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides technology to make fuels burn cleaner, engines run smoother and machines last longer.

Safe Harbor Statement

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; failure or success of research and development efforts; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2011 Annual Report on Form 10-K and in Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, which are available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com